EXHIBIT 4

                         CAROLINA POWER & LIGHT COMPANY


                      MANAGEMENT DEFERRED COMPENSATION PLAN

                          Adopted as of January 1, 2000




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                                TABLE OF CONTENTS

                                                                         PAGE


PREAMBLE      .............................................................1

Article I. DEFINITIONS.....................................................2
     1.1    Account Balance................................................2
     1.2    Additional Deferral Election...................................2
     1.3    Board..........................................................2
     1.4    Board Committee................................................2
     1.5    Change of Control..............................................2
     1.6    Change-of-Form Election........................................3
     1.7    Change-of-Investment Election..................................3
     1.8    Code...........................................................3
     1.9    Committee......................................................4
     1.10   Company........................................................4
     1.11   Continuing Directors...........................................4
     1.12   Deemed Investment Return.......................................4
     1.13   Deferral Election..............................................4
     1.14   Deferrals......................................................4
     1.15   Effective Date.................................................4
     1.16   Eligible Employee..............................................5
     1.17   Employee Stock Incentive Plan..................................5
     1.18   Enrollment Form................................................5
     1.19   ERISA..........................................................5
     1.20   Incentive Matching Allocations.................................5
     1.21   Investment Election............................................5
     1.22   Matching Allocation............................................5
     1.23   Matured Plan Year Company Account..............................6
     1.24   Net Salary.....................................................6
     1.25   Participant....................................................6
     1.26   Participant Accounts...........................................6
     1.27   Participant Company Account....................................6
     1.28   Participant Deferral Account...................................6
     1.29   Participant Matchable Deferral.................................7
     1.30   Payment Commencement...........................................7
     1.31   Phantom Investment Fund........................................7
     1.32   Phantom Funds Account..........................................7
     1.33   Phantom Investment Subaccount..................................8
     1.34   Phantom Stock Unit.............................................8
     1.35   Plan...........................................................8
     1.36   Plan Year......................................................8
     1.37   Plan Year Accounts.............................................8
     1.38   Retirement Date................................................8
     1.39   Salary.........................................................9
     1.40   SMC Participant................................................9

                                       i
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
                                                                                       PAGE
     1.41     Sponsor....................................................................9
     1.42     SSERP......................................................................9
     1.43     Stock Purchase-Savings Plan................................................9
     1.44     Valuation Date.............................................................9
     1.45     Value......................................................................9
     1.46     Years of Service..........................................................10

Article II.  PARTICIPATION..............................................................11
      2.1      Eligibility..............................................................11
      2.2      Commencement of Participation............................................11
      2.3      Annual Participation Agreement...........................................11
      2.4      Election of Phantom Investment Subaccounts...............................12

Article III. DEFERRAL ELECTIONS.........................................................13
     3.1      Participant Deferred Salary Elections.....................................13
     3.2      Matching Allocations......................................................14
     3.3      Incentive Matching Allocations............................................14

Article IV.  ACCOUNTS...................................................................16
     4.1      Maintenance of Accounts...................................................16
     4.2      Separate Plan Year Accounts...............................................16
     4.3      Phantom Investment Subaccounts............................................16
     4.4      Administration of Deferral Accounts.......................................16
     4.5      Administration of Company Accounts........................................17
     4.6      Change of Phantom Investment Subaccounts and Phantom Stock Units..........18
     4.7      Transferred Accounts......................................................19

Article V.   VESTING....................................................................20
     5.1      Vesting...................................................................20

Article VI.  DISTRIBUTIONS..............................................................21
     6.1      Distribution Elections....................................................21
     6.2      Change-of-Form Elections and Additional Deferral Elections................21
     6.3      Payment...................................................................22
     6.4      Hardships.................................................................22
     6.5      Termination of Employment.................................................23
     6.6      Taxes.....................................................................23
     6.7      Acceleration of Payment...................................................24

Article VII. DEATH BENEFITS.............................................................25
     7.1      Designation of Beneficiaries..............................................25
     7.2      Death Benefit.............................................................25

                                       ii
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                                                               PAGE

Article VIII.  CLAIMS...........................................26
      8.1   Claims Procedure....................................26
      8.2   Claims Review Procedure.............................26

Article IX.  ADMINISTRATION.....................................28
      9.1   Committee...........................................28
      9.2   Authority...........................................28

Article X.  AMENDMENT AND TERMINATION OF THE PLAN...............30
     10.1   Amendment of the Plan...............................30
     10.2   Termination of the Plan.............................30
     10.3   No Impairment of Benefits...........................30

Article XI.  FUNDING AND CLAIM STATUS...........................31
     11.1   General Provisions..................................31

Article XII.  EFFECT ON EMPLOYMENT OR ENGAGEMENT................33
     12.1   General.............................................33

Article XIII.  GOVERNING LAW....................................34
     13.1   General.............................................34

                                      iii
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                                    PREAMBLE

                  The Carolina Power & Light Company Management Deferred Compensation Plan (the "Plan") has been adopted by Carolina Power & Light Company (the "Company") effective as of January 1, 2000. The Plan is unfunded and will benefit only a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

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                                    ARTICLE I
                                   DEFINITIONS

         1.1 Account Balance
             ---------------

         The value in terms of a dollar amount of a Participant's Deferral

Account or Company Account, as the case may be, as of the last Valuation Date.

         1.2 Additional Deferral Election
             ----------------------------

         The election by a Participant under Section 6.2 to defer distribution from a Plan Year Account.

         1.3 Board
             -----

         The Board of Directors of the Sponsor.

         1.4 Board Committee
             ---------------

         The Organization and Compensation Committee of the Board.

         1.5 Change of Control
             -----------------

         The first to occur of the following circumstances:

             (i) the acquisition by any person (including a group, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as

         amended), of beneficial ownership of 15% or more of the Company's then outstanding voting securities;

             (ii) a tender offer is made and consummated for the ownership of

         51% or more of the Sponsor's then outstanding voting securities;

             (iii) the first day on which less than 66-2/3 percent of the total membership of the Board are Continuing Directors;

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             (iv) approval by the stockholders of the Sponsor of a merger,

         consolidation, liquidation or dissolution of the Sponsor, or the sale of all or substantially all of the assets of the Company.


         A Change of Control shall not be deemed to have occurred until the

Board or a committee or subcommittee of the Board receives written certification from the Sponsor's President and Chief Executive Officer or, in the event of his or her inability to act, the Sponsor's Chief Financial Officer, or any Executive

or Senior Vice President of the Sponsor that one of the events set forth in

Section 1.4(i) through (iv) has occurred. The officers referred to in the previous sentence shall be those officers in office immediately prior to the occurrence of one of the events set forth above in Section 1.4(i) through (iv)

above. Any determination under the Plan that an event described in Section

1.4(i) through (iv) above has occurred shall be made in good faith by the Board

Committee on the basis of information available at the time and be conclusive and binding for all purposes of the Plan.

         1.6 Change-of-Form Election
             -----------------------

         The election by a Participant under Section 6.2 to change the form of distribution of a Plan Year Account.

         1.7 Change-of-Investment Election
             -----------------------------

         The election by a Participant under Section 4.6 to change a Phantom

Subaccount for the Participant Deferral Account or Company Account.

         1.8 Code
             ----

         The Internal Revenue Code of 1986, as amended, or any successor statute.

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         1.9 Committee
             ---------

         The Administrative Committee described in Section 9.1 for administering the Plan.

         1.10 Company
              -------

         Carolina Power & Light Company and any successor in interest and its wholly owned subsidiaries which elect to participate in the Plan with the approval of the Board Committee.

         1.11 Continuing Directors
              --------------------

         The members of the Board at the Effective Date; PROVIDED, HOWEVER, that any person becoming a director subsequent to such whose election or nomination for election was supported by 75% or more of the directors who then comprised

Continuing Directors shall be considered to be a Continuing Director.

         1.12 Deemed Investment Return
              ------------------------

         The amounts that are credited (or charged) from time to time to each

Participant's Deferral Account and Company Account to reflect deemed investment gains and losses of Phantom Investment Subaccounts.

         1.13 Deferral Election
              -----------------

         An election to defer Salary pursuant to Section 3.1.

         1.14 Deferrals
              ---------

         The deferrals of Salary of a Participant pursuant to Section 3.1.

         1.15 Effective Date
              --------------

         January 1, 2000.

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         1.16 Eligible Employee
              -----------------

         An employee of the Company who is eligible to participate in the

Company's Management Incentive Compensation Plan and who is not excluded from participation pursuant to Section 2.1(b).

         1.17 Employee Stock Incentive Plan
              -----------------------------

         The Employee Stock Incentive Plan as adopted by the Board and any successor to such plan which provides additional matching allocations under the

Stock Purchase-Savings Plan.

         1.18 Enrollment Form
              ---------------

         The enrollment form prepared by the Company which a Participant must execute to have Deferrals with respect to a Plan Year.

         1.19 ERISA
              -----

         The Employee Retirement Income Security Act of 1974, as amended.

         1.20 Incentive Matching Allocations
              ------------------------------

         The additional match allocation which is to be allocated to a

Participant's Company Account in accordance with Section 3.3.

         1.21 Investment Election
              -------------------

         The election by a Participant under Sections 2.4 and 4.6 of the Phantom

Investment Subaccounts in which the Participant's Deferral Accounts and Company

Accounts will be allocated.

         1.22 Matching Allocation
              -------------------

         A match allocation to a Participant's Company Account of a

Participant's Matchable Deferrals in accordance with Section 3.2.

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         1.23 Matured Plan Year Company Account
              ---------------------------------

         A Plan Year Company Account of a Participant which has matured in accordance with Section 5.1(c).

         1.24 Net Salary
              ----------

         The Salary of a Participant projected to be payable (assuming no deferral elections under the Plan or the Stock Purchase-Savings Plan) with respect to a Plan Year reduced by the projected Deferrals of a Participant for the Plan Year under the Plan.

         1.25 Participant
              -----------

         An Eligible Employee participating in the Plan pursuant to Article II.

         1.26 Participant Accounts
              --------------------

         The aggregate of a Participant's Deferral Account and Participant's

Company Accounts.

         1.27 Participant Company Account
              ---------------------------

         The notional bookkeeping account maintained under Sections 4.1 and 4.5 to record Matching Allocations and Incentive Matching Allocations on behalf of a

Participant and the Deemed Investment Return thereon pursuant to the provisions of the Plan.

         1.28 Participant Deferral Account
              ----------------------------

         The notional bookkeeping account maintained under Section 4.1 of the

Plan to record Deferrals of a Participant and the Deemed Investment Return

thereon pursuant to the provisions of the Plan.

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         1.29 Participant Matchable Deferral
              ------------------------------

         6% of the amount of Deferrals of a Participant for a Plan Year but no greater than 6% of (A-B) where A is the compensation limit under Section

401(a)(17) of the Code for the Plan Year and B is the Net Salary of a

Participant for the Plan Year (with any negative differences equating to $0 for purposes of this calculation); PROVIDED, HOWEVER, that the Participant Matchable

Deferrals for an SMC Participant for a Plan Year shall be an amount equal to 6%

of (C - D) where C is the projected Salary of a Participant for the Plan Year and D is the compensation limit under Section 401(a)(17) of the Code for the

Plan Year. Participant Matchable Deferrals for a Plan Year shall be determined for each payroll period during the Plan Year based on projected Matchable

Deferrals for the entire Plan Year.

         1.30 Payment Commencement
              --------------------

         The date payments are to commence with respect to a Plan Year Account in accordance with Section 6.1.

         1.31 Phantom Investment Fund
              -----------------------

         A deemed investment option selected by the Committee for purposes of the Plan.

         1.32 Phantom Funds Account
              ---------------------

         Notional bookkeeping accounts maintained under the Plan at the direction of the Committee representing allocations of Participants of Phantom

Investment Subaccounts in a Phantom Investment Fund.

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         1.33 Phantom Investment Subaccount
              -----------------------------

         A notional bookkeeping account maintained under the Plan at the direction of the Committee representing a deemed investment in one or more

Phantom Investment Funds as directed by the Participant under Sections 2.4 and

4.6.

         1.34 Phantom Stock Unit
              ------------------

         A hypothetical share of common stock of Carolina Power & Light Company.

         1.35 Plan
              ----

         The Carolina Power & Light Company Management Deferred Compensation

Plan as set forth herein and as amended from time to time.

         1.36 Plan Year
              ---------

         The twelve (12) consecutive month periods beginning January 1 and ending the following December 31 commencing with the Effective Date.

         1.37 Plan Year Accounts
              ------------------

         The separate Participant Deferral Account and Participant Company

Account maintained under the Plan pursuant to Section 4.2 with respect to a

Participant for each Plan Year a Participant has Deferrals.

         1.38 Retirement Date
              ---------------

         The date a Participant retires from the Company on or after attaining

(i) age 65 with 5 years of service, (ii) age 55 with 15 years of service, (iii)

35 years of service or (iv) eligibility for retirement under the SSERP if covered under such plan.

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         1.39 Salary
              ------

         The amount of an Eligible Employee's regular annual base salary,

payable from time to time by the Company prior to a Deferral Election under the

Plan and prior to any deferral election under the Stock Purchase-Savings Plan.

         1.40 SMC Participant
              ---------------

         A senior executive officer of the Company who is a member of the

"Senior Management Committee" of the Company.

         1.41 Sponsor
              -------

         Carolina Power & Light Company and its successors in interest.

         1.42 SSERP
              -----

         The Supplemental Senior Executive Retirement Plan of the Company.

         1.43 Stock Purchase-Savings Plan
              ---------------------------

         The Stock Purchase-Savings Plan of Carolina Power & Light Company

adopted by the Board and any successor to such plan.

         1.44 Valuation Date
              --------------

         The last day of each calendar month and such other dates as selected by the Committee, in its sole discretion.

         1.45 Value
              -----

         The value of an account maintained under the Plan based on the fair market value of notional investments of Phantom Investment Subaccounts and

Phantom Stock Units, as the case may be, as of the last Valuation Date. For purposes of calculating Value as of the end of a Plan Year, accrued but unallocated Incentive

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Matching Allocations shall be taken into consideration with respect to

Participant Company Accounts.

         1.46 Years of Service
              ----------------

         Years of service of a Participant as calculated under the Stock

Purchase-Savings Plan.

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                                   Article II
                                  PARTICIPATION

         2.1 Eligibility
             -----------

         (a) Participation in the Plan shall be limited to Eligible Employees.

         (b) The Committee, in its sole discretion, may at any time limit the participation of an Eligible Employee in the Plan so as to assure that the Plan will not be subject to the provisions of parts 2, 3 and 4 of Title I of ERISA.

         2.2 Commencement of Participation
             -----------------------------

         Each Eligible Employee on the Effective Date may elect to become a

Participant as of the Effective Date by completing and submitting an Enrollment

Form to the Sponsor's designated agent by November 30, 1999. An employee of the

Company first becoming an Eligible Employee after January 1, 2000 may elect to become a Participant effective as of thirty days after first becoming an

Eligible Employee by completing and submitting an Enrollment Form to the

Sponsor's designated agent within such thirty-day period. An Eligible Employee who is not a Participant may elect to become a Participant as of the first day of a Plan Year commencing after December 31, 2000 by completing and submitting an Enrollment Form to the Sponsor's designated agent by November 30 prior to the commencement of the Plan Year.

         2.3 Annual Participation Agreement
             ------------------------------

         Each Participant shall complete a new Enrollment Form with respect to a

Plan Year by November 30 prior to the commencement of the Plan Year. If the

Participant does not complete such form and submit it to the Sponsor's designated agent by November 30, the Participant will have no Deferrals for the following Plan Year.

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         2.4 Election of Phantom Investment Subaccounts
             ------------------------------------------

         Each Participant shall elect on his Enrollment Form the allocation of his Plan Year Participant Deferral Account among the Phantom Investment

Subaccounts.

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                                  Article III
                               DEFERRAL ELECTIONS

         3.1 Participant Deferred Salary Elections
             -------------------------------------

         (a) A Participant completing an Enrollment Form in accordance with

     Sections 2.2 or 2.3 may make an election, pursuant to this Section 3.1, to defer his or her Salary (a "Deferral Election") in accordance with the

     Plan. A Deferral Election shall apply only to the Participant's Salary for the Plan Year specified in the Enrollment Form.

         (b) Deferral Elections shall be made in writing on the Enrollment Form for the applicable Plan Year pursuant to the following limitations:

               (i) A Participant who is eligible for a bonus at the 15% of salary target incentive level (the "Target") for the Plan Year under the Company Management Incentive Compensation Plan ("MICP") may defer up to 15% of Salary.

               (ii) A Participant who is eligible for a bonus at the 20% of salary Target for the Plan Year under the MICP may defer up to 25% of

         Salary.

               (iii) A Participant who is eligible for a bonus at the 25% or more of salary Target under the MICP may defer up to 50% of Salary.


         All Deferrals shall be in increments of 5% of Salary. The minimum projected Deferrals for a Plan Year for a Participant who commences Deferrals after the beginning of a Plan Year in accordance with Section 2.2 shall be

$1,000.


         (c) A Deferral Election once made with respect to a Plan Year, cannot be changed or revoked. In the case of a new Participant, the Deferral

     Election will

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     apply only to amounts that are both paid after the election is made and earned for services performed after the election is made. The amount of

     Salary that is deferred pursuant to a Deferral Election will reduce the

     Participant Salary proportionately throughout the applicable Plan Year or,

     in the case of a new Participant, throughout the portion of the Plan Year to which the Deferral Election is applicable.

         (d) A dollar amount equal to the Salary deferred pursuant to this

     Section 3.1 ("Deferrals") at each applicable payroll date shall be credited to the Participant's Deferral Account within ten business days following the applicable payroll date.

         3.2 Matching Allocations
             --------------------

         A Participant who has made a Deferral Election with respect to a Plan

Year and has Participant Matchable Deferrals for such Plan Year shall receive a credit to his Participant Company Account of a Matching Allocation for such Plan

Year. The Matching Allocation with respect to a Plan Year shall equal 50% of the

Participant Matchable Deferrals. Matching Allocations shall be credited to the

Participant Company Account within ten business days following the applicable payroll date, based on a pro-rata portion of projected Matchable Deferrals for the Plan Year applicable to each payroll period during the Plan Year.

         3.3 Incentive Matching Allocations
             ------------------------------

                  Participants with Matchable Deferrals for a Plan Year shall receive a credit to their Participant Company Account for the Plan Year of an

Incentive Matching Allocation if an "Incentive Matching Allocation" is provided under the Stock Purchase-

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Savings Plan for the Plan Year. The Incentive Matching Allocation shall equal that percentage of the Participant Matchable Deferrals for the Plan Year equal to the "Incentive Matching Allocation" (stated as a percentage) provided (or that would have been provided if the Participant participated) under the Stock

Purchase-Savings Plan for such Plan Year. Incentive Matching Allocations with respect to a Plan Year, if any, shall be credited to a Participant's Company

Account in accordance with Section 4.5 pursuant to rules and procedures adopted by the Committee approximately coincident with the credit under the Stock

Purchase-Savings Plan of "Incentive Matching Allocations" following the end of a

Plan Year; PROVIDED, HOWEVER, no such allocation shall be made if a Participant is not employed at the end of the applicable Plan Year, unless the Participant retired, died, or became disabled during the Plan Year.

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                                   Article IV
                                    ACCOUNTS

         4.1 Maintenance of Accounts
             -----------------------

         The Committee shall maintain a Participant Deferral Account and a

Participant Company Account for each Participant. There shall be credited to a

Participant's Deferral Account all Deferrals by a Participant under the Plan and there shall be credited to a Participant's Company Account all Matching

Allocations and Incentive Matching Allocations with respect to a Participant under the Plan in accordance with Sections 3.1 and 3.2.

         4.2 Separate Plan Year Accounts
             ---------------------------

         The Committee shall maintain a separate Participant Deferral Account and Participant Company Account for each Plan Year a Participant has Deferrals

(separately a "Plan Year Deferral Account" and a "Plan Year Company Account" and

together the "Plan Year Account").

         4.3 Phantom Investment Subaccounts
             ------------------------------

         The Committee shall maintain separate Phantom Investment Subaccounts representing deemed investments in Phantom Investment Funds as directed by the

Participant. Phantom Investment Subaccounts shall be valued as of each Valuation

Date based on the notional investments of each such account, pursuant to rules and procedures adopted by the Committee.


         4.4 Administration of Deferral Accounts
             -----------------------------------

         (a) A Participant's Deferral Accounts shall be comprised in total, of units in Phantom Investment Subaccounts.

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         (b) Participants shall allocate their Deferrals among Phantom

     Investment Subaccounts pursuant to elections under Section 2.4.

         (c) The Value of that portion of a Participant's Deferral Account allocated to a Phantom Investment Subaccount shall be changed on each

     Valuation Date to reflect the new Value of the Phantom Investment

     Subaccount.

         (d) The interest of a Participant's Deferral Account in a Phantom

     Investment Subaccount shall be stated in a unit value or dollar amount, as determined by the Committee.

         4.5 Administration of Company Accounts
             ----------------------------------

         (a) A Participant's Company Account shall be comprised of Phantom Stock

     Units or fractions thereof, and of units in Phantom Investment Subaccounts pursuant to an election by the Participant under Section 4.6(b). All

     Matching Allocations and Incentive Matching Allocations shall be deemed invested in Phantom Stock Units on the date of allocations under the Plan based on the closing price of a share of common stock of the Sponsor on the

     New York Stock Exchange on the date of such allocation.

         (b) The number of Phantom Stock Units allocated to a Participant's

     Company Account shall be adjusted periodically to reflect the deemed reinvestment of dividends on Sponsor common stock in additional Phantom

     Stock Units.

         (c) In the event there is any change in the common stock of the

     Sponsor, through merger, consolidation, reorganization, recapitalization

     (other than pursuant to bankruptcy proceedings), stock dividend, stock split, reverse stock

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     split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure (an

     "Adjustment Event"), the number of Phantom Stock Units subject to the Plan shall be adjusted by the Committee in its sole judgment so as to give appropriate effect to such Adjustment Event. Any fractional units resulting from such adjustment may be eliminated. Each successive Adjustment Event shall result in the consideration by the Committee of whether any adjustment to the number of Phantom Stock Units subject to the Plan is necessary in the Committee's judgment. Issuance of common stock or securities convertible into common stock for value will not be deemed to be an Adjustment Event unless otherwise expressly determined by the Committee.

         4.6 Change of Phantom Investment Subaccounts and Phantom Stock Units
             ----------------------------------------------------------------

         (a) A Participant may elect to reallocate the value of his Phantom

     Investment Subaccounts comprising his Deferral Accounts among other Phantom

     Investment Subaccounts and change the allocation of future Deferrals among

     Phantom Investment Subaccounts once per calendar month, pursuant to uniform rules and procedures adopted by the Committee.

         (b) A Participant may elect to reallocate (i) the Phantom Stock Units which are part of a Matured Plan Year Company Account among Phantom

     Investment Subaccounts and (ii) Phantom Investment Subaccounts comprising part of his Company Account, once per calendar month, pursuant to uniform rules adopted by the Committee.

         4.7 Transferred Accounts
             --------------------

         (a) Effective as of the Effective Date, the Value of a SMC

     Participant's Company Account shall include the value of such Participant's deferral account as of such date (being a "Transferred Account") under the

     Carolina Power & Light Executive Deferred Compensation Plan, but only to the extent the Participant acknowledges in writing he has no further interest in the Executive Deferred Compensation Plan.

         (b) Effective on the Effective Date, the Value of any Participant's

     company Account shall include the value of such Participant's additional benefits (currently recorded as phantom Company stock units) granted under

     Article VIII.2. (also being a "Transferred Account") under the Company's

     Deferred Compensation Plan for Key Management Employees, but only to the extent the Participant acknowledges in writing that he has no further interest in these benefits in the Company's Deferred Compensation Plan for key Management Employees.

         (c) The total value of the Transferred Accounts as described in this

     Section 4.7 shall be deemed a vested Matured Plan Year Company Account for all purposes of the Plan.

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                                   Article V
                                     VESTING

         5.1 Vesting
             -------

         (a) A Participant's Deferral Accounts shall be 100% vested at all times. A Participant's Company Accounts shall vest in accordance with the following schedule:

                  Years of Service              Percent of Vesting
                  ----------------              ------------------
                  Less than 5                             0
                  5 or more                             100%

         (b) If not otherwise vested under Section 5.1(a), a Participant's Plan

     Year Company Account shall vest two years after the end of the applicable

     Plan Year.

         (c) A Participant's Plan Year Company Account shall be deemed a Matured

     Plan Year Company Account two years after the end of the applicable Plan

     Year.

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                                   Article VI
                                  DISTRIBUTIONS

         6.1 Distribution Elections
             ----------------------

         A Participant when making a Deferral Election pursuant to an Enrollment

Form with respect to a Plan Year shall elect on such Enrollment Form (a) to defer the payment of his Plan Year Accounts with respect to such Plan Year, in accordance with the Plan until (i) the April 1 following the date that is five years from the last day of such Plan Year, (ii) the April 1 following the

Participant's Retirement or (iii) the April 1 following the first anniversary of the Participant's Retirement (each a "Payment Commencement Date") and (b) to provide for the payment of such Plan Year Account in the form of (i) a lump sum or (ii) approximately equal installments over a period extending from two years to ten years (by paying a fraction of the account balance each year during such period), as elected by the Participant. Except as otherwise provided in this

ARTICLE VI, such elections may not be changed or revoked.

         6.2 Change-of-Form Elections and Additional Deferral Elections
             ----------------------------------------------------------

         Any Participant who has made elections under Section 6.1 with respect to Plan Year Accounts may elect at least one year prior to the Payment

Commencement Date with respect to such accounts a new Payment Commencement Date that either is five years from the then current Payment Commencement Date or otherwise is permitted under Section 6.1(a)(ii) or (iii). Only one such

Additional Deferral Election will be permitted with respect to Plan Year

Accounts relating to a particular Plan Year. In addition a Participant may elect to change the form of distribution to any of the forms permitted under Section

6.1(b) by completing a Change-of-Form Elections with respect to Plan Year Accounts at least one year prior to the applicable Payment

Commencement Date for such accounts.

         6.3 Payment
             -------

         Upon occurrence of an event specified in the Participant's distribution election under Section 6.1 (a "Distribution Event") with respect to Plan Year

Accounts, as modified by any applicable subsequent Additional Deferral Election under Section 6.2, the Account Balance of a Participant's Plan Year Accounts

shall be paid by the Company to the Participant in the form elected under

Section 6.1 as modified by any subsequent Change-of-Form Election under Section

6.2. Such payments shall commence as soon as practicable and in no event more than 30 days following the occurrence of the Distribution Event.

         6.4 Hardships
             ---------

         In case of an unforeseeable emergency, a Participant may request the

Committee, on a form to be provided by the Committee or its delegate, that payment of the vested portion of Participant Accounts be made earlier than the date provided under the Plan.

         An "unforeseeable emergency" shall be limited to a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved: (i) through reimbursement or compensation by available insurance or otherwise or (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

         The Committee shall consider any requests for payment under this

Section 6.4 on a uniform and nondiscriminatory basis and in accordance with the standards of interpretation described in Section 457 of the Code and the regulations thereunder.

         In the event of a hardship determination by the Committee, the Company shall pay out in a lump sum to the Participant such portion of the Participant

Accounts as determined by the Committee and Deferrals by the Participant for the

Plan Year in which the hardship distribution is made will cease.

         6.5 Termination of Employment
             -------------------------

         In the event of the termination of the employment of a Participant with the Company and any parent, subsidiary or affiliate for any reason, other than

Retirement or death, the vested portion of the Participant Accounts of such

Participant shall be paid in a lump sum to such Participant based on the Value of such accounts on the Valuation Date immediately following the termination date. Such payment shall be made as soon as administratively practicable following the Participant's termination date as determined under the Company's normal administrative practices. The nonvested portion of a terminated

Participant's Company Account shall be forfeited by the Participant.

         6.6 Taxes
             -----

         The Company shall deduct from all payments under the Plan federal,

state and local income and employment taxes, as required by applicable law.

Deferrals will be
taken into account for purposes of any tax or withholding obligation under the

Federal Insurance Contributions Act and Federal Unemployment Tax Act in the year of the Deferrals, as required by Sections 3121(v) and 3306(r) of the Code and the regulations thereunder. Amounts required to be withheld in the year of the

Deferrals pursuant to Sections 3121(v) and 3306(r) shall be withheld out of current wages or other compensation paid by the Company to the Participant.

         6.7 Acceleration of Payment
             -----------------------

         Notwithstanding any provision contained in the Plan to the contrary,

the Committee may, in its sole discretion, accelerate the distribution in a lump sum of the Value of all Participant Accounts on the date of a Change of Control.

Such payment shall be made by the Company, to the extent practicable, on the date of such Change of Control.

                                   Article VII
                                 DEATH BENEFITS

         7.1 Designation of Beneficiaries
             ----------------------------

         The Participant's beneficiary under this Plan entitled to receive benefits under the Plan in the event of the Participant's death shall be designated by the Participant on a form provided by the Committee. In the absence of such designation or in the event the designated beneficiary has predeceased the Participant, the beneficiary shall be deemed the estate of the

Participant.

         7.2 Death Benefit
             -------------

         In the event of the death of a Participant prior to the payout of his

Participant Accounts, the Value of the remaining portion of the Participant

Accounts shall be paid by the Company in a lump sum to the Participant's beneficiary (as defined under Section 7.1) based on the Value of such accounts on the Valuation Date immediately following the date of death. Payment shall be made as soon as administratively practicable following such Valuation Date pursuant to rules and procedures adopted by the Committee.

                                  Article VIII
                                     CLAIMS

         8.1 Claims Procedure
             ----------------

         If any Participant or his or her beneficiary has a claim for benefits which is not being paid, such claimant may file with the Committee a written claim setting forth the amount and nature of the claim, supporting facts, and the claimant's address. The Committee shall notify each claimant of its decision in writing by registered or certified mail within sixty (60) days after its receipt of a claim or, under special circumstances, within ninety (90) days after its receipt of a claim. If a claim is denied, the written notice of denial shall set forth the reasons for such denial, refer to pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to realize the claim, and explain the claims review procedure under the Plan.

         8.2 Claims Review Procedure
             -----------------------

         A claimant whose claim has been denied, or such claimant's duly authorized representative, may file, within sixty (60) days after notice of such denial is received by the claimant, a written request for review of such claim by the Committee. If a request is so filed, the Committee shall review the claim and notify the claimant in writing of its decision within sixty (60) days after receipt of such request. In special circumstances, the Committee may extend for up to sixty (60) additional days the deadline for its decision. The notice of the final decision of the Committee shall include the reasons for its decision and specific references
to the Plan provisions on which the decision is based. The decision of the

Committee shall be final and binding on all parties.

                                   Article IX
                                 ADMINISTRATION

         9.1 Committee
             ---------

         The Administrative Committee consisting of not less than three (3) nor more than seven (7) persons appointed by the Board Committee or its delegate to administer the Plan.

         9.2 Authority
             ---------

         (a) The Committee shall have the exclusive right to interpret the Plan to the maximum extent permitted by law, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan, including the determination under Section 9.2(b) herein. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan

         (b) The Committee may delegate to one or more agents, or to the Company such administrative duties as it may deem advisable. The Committee may employ such legal or other counsel and consultants as it may deem desirable for the administration of the Plan and may rely upon any opinion or determination received from counsel or consultant.

         (c) No member of the Committee shall be directly or indirectly responsible or otherwise liable for any action taken or any failure to take action as a member of the Committee, except for such action, default,

     exercise or failure to exercise resulting from such member's gross negligence or willful misconduct.

     No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors,

     agents or representatives.

         (d) The Company shall indemnify and hold harmless each member of the

     Committee against any and all expenses and liabilities arising out of his or her own activities relating to the Committee, except for expenses and liabilities arising out of a member's gross negligence or willful misconduct.

         (e) The Company shall furnish to the Committee all information the

     Committee may deem appropriate for the exercise of its powers and duties in the administration of the Plan. The Committee shall be entitled to rely on any information provided by the Company without any investigation thereof.

         (f) No member of the Committee may act, vote or otherwise influence a decision of such Committee relating to his or her benefits, if any, under the Plan.

                                   Article X
                      AMENDMENT AND TERMINATION OF THE PLAN

         10.1 Amendment of the Plan
              ---------------------

         The Plan may be wholly or partially amended or otherwise modified at any time by the Board or the Board Committee.

         10.2 Termination of the Plan
              -----------------------

         The Plan may be terminated at any time by written action of the Board or the Board Committee or by the Committee as provided under the Plan. On termination of the Plan, the Committee may (but shall not be required to) direct the immediate payment of all benefits under the Plan by the Company employing each respective Participant.

         10.3 No Impairment of Benefits
              -------------------------

         Notwithstanding the provisions of Sections 10.1 and 10.2, no amendment to or termination of the Plan shall impair any rights to benefits which theretofore accrued hereunder; PROVIDED, HOWEVER, an immediate payout of all

Plan benefits on termination of the Plan, pursuant to Section 10.2, or a change of any Phantom Investment Funds or creation of a substitute for Phantom

Investment Funds as a result of a Plan amendment or action of the Committee shall not constitute an impairment of any rights or benefits.

                                   Article XI
                            FUNDING AND CLAIM STATUS

         11.1 General Provisions
              ------------------

         (a) The Company shall make no provision for the funding of any

     Participant Accounts payable hereunder that (i) would cause the Plan to be a funded plan for purposes of Section 404(a)(5) of the Code or for purposes of Title I of ERISA, or (ii) would cause the Plan to be other than an

     "unfunded and unsecured promise to pay money or other property in the future" under Treasury Regulations ss. 1.83-3(e); and, except in the case of a Change of Control of the Sponsor, the Company shall have no obligation to make any arrangements for the accumulation of funds to pay any amounts under this Plan. Subject to the restrictions of this Section 11.1, the

     Company, in its sole discretion, may establish one or more grantor trusts described in Treasury Regulations ss. 1.677(a)-1(d) to accumulate funds to pay amounts under this Plan, provided that the assets of such trust(s)

     shall be required to be used to satisfy the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency.

         (b) In the case of a Change of Control, the Company shall, subject to the restrictions in this paragraph and in Section 11.1, irrevocably set aside funds in one or more such grantor trusts in an amount that is sufficient to pay each Participant employed by such Company (or beneficiary) the net present value as of the date on which the Change of

     Control occurs, of the benefits to which Participants (or their beneficiaries) would be entitled pursuant to the terms of the

     Plan if the Value of their Participant Account would be paid in a lump sum upon the Change of Control.

         (c) In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of payments from any Participant, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Company, subject to claims of the Company's creditors.

         (d) Participants, their legal representatives and their beneficiaries shall have no right to anticipate, alienate, sell, assign, transfer, pledge or encumber their interests in the Plan, nor shall such interests be subject to attachment, garnishment, levy or execution by or on behalf of creditors of the Participants or of their beneficiaries.

         (e) Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create a trust of any kind, or a fiduciary relationship between the Company and any Participant,

     beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the

     Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder with respect to a Participant shall be paid from the general funds of the Company employing such Participant.

                                  Article XII
                       EFFECT ON EMPLOYMENT OR ENGAGEMENT

         12.1 General
              -------

         Nothing contained in the Plan shall affect, or be construed as affecting, the terms of employment or engagement of any Participant except to the extent specifically provided herein. Nothing contained in the Plan shall impose, or be construed as imposing, an obligation on the Company to continue the employment or engagement of any Participant.

                                  Article XIII
                                  GOVERNING LAW

         13.1 General
              -------

         The Plan and all actions taken in connection with the Plan shall be governed by and construed in accordance with the laws of the State of North

Carolina without reference to principles of conflict of laws, except as superseded by applicable federal law.

                           *      *      *